UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2017

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction

of incorporation)

1-9861	16-0968385
(Commission File Number)	(I.R.S. Employer Identification No.)

One M&T Plaza, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 635-4000

(NOT APPLICABLE)

(Former name or former address, if changed since last report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    Change in Principal Executive Officer

On December 20, 2017, M&T Bank Corporation (“M&T”) announced that its Board of Directors has approved certain officer appointments at M&T and its principal banking subsidiary, M&T Bank, which are effective immediately.

René F. Jones has been appointed Chairman and Chief Executive Officer of M&T and M&T Bank, succeeding longtime Chairman and Chief Executive Officer Robert G. Wilmers, who died suddenly and unexpectedly at home on Saturday, December 16, 2017.

In addition, Richard S. Gold has been appointed President and Chief Operating Officer of M&T and M&T Bank.

These appointments were approved during a joint meeting of the Boards of Directors of M&T and M&T Bank on December 20, 2017.

Mr. Jones, age 53, joined M&T in 1992 as an Executive Associate, and served in a number of management positions in the Finance Division before being appointed Chief Financial Officer of M&T and M&T Bank in 2005, positions he held until May 2016. Mr. Jones was appointed a Vice Chairman of M&T Bank in January 2014 when he assumed management responsibility for the Wilmington Trust division and M&T Bank’s Treasury function. In 2015, he took on the added management responsibility for M&T Bank’s Mortgage and Consumer Lending divisions. In 2016, Mr. Jones assumed management responsibility for the Human Resources division and the Buffalo Promise Neighborhood, a unique public/ private partnership led by M&T Bank that is working to transform a community through strategies centered on academic achievement and neighborhood revitalization, in addition to the Wilmington Trust division and M&T Bank’s Treasury function. Before joining M&T, he held numerous positions at The Group Inc. after having begun his career with the Boston-based office of Ernst & Young, where he serviced clients in a variety of industries with a primary emphasis on Financial Services. While at Ernst & Young, Mr. Jones earned his designation as a Certified Public Accountant. Mr. Jones received a Bachelor of Science in Management Science from Boston College and a Master of Business Administration with concentrations in Finance, Organization and Markets from the University of Rochester Simon School of Business.

Mr. Gold, age 57, joined M&T in 1989 as an Executive Associate, and served in a number of management positions in Retail and Business Banking, Mortgage and Consumer Lending and the Office of Regulatory Projects, before being appointed a Vice Chairman of M&T Bank in 2014, as well as Chief Risk Officer of M&T and M&T Bank, positions he held until April 2017. In 2016, Mr. Gold assumed management responsibility for the Legal division. In April 2017, Mr. Gold took over management responsibilities for the Retail and Business Banking divisions, the Mortgage and Consumer Lending divisions, and Marketing and Communications, in addition to his continued oversight of the Legal division. Before joining M&T, Mr. Gold held positions in cash management and operations at Bankers Trust Company, and marketing and product development at Citibank. Mr. Gold received a Bachelor of Science from Cornell University School of Industrial and Labor Relations and a Master of Business Administration from New York University Stern School of Business. He is also an adjunct professor at the State University of New York at Buffalo’s School of Management.

(d)    Election of New Directors

At a joint meeting of the Boards of Directors of M&T and M&T Bank on December 20, 2017, Messrs. Jones and Gold were elected to the Boards of Directors of M&T and M&T Bank, effective December 20, 2017. Mr. Jones was also appointed to the Executive Committees of the Boards of Directors of M&T and M&T Bank.

The public announcement of these board actions was made by means of a news release, the text of which is set forth on Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	News Release dated December 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T BANK CORPORATION

Date: December 22, 2017	By:	/s/ Laura O’Hara
Laura O’Hara
Senior Vice President and General Counsel

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